Exhibit 32

CERTIFICATION OF PERIODIC REPORT

The undersigned, Norman W. Gayle, III, President and Chief Executive Officer of Vesta Insurance Group, Inc. (the “Company”), and Hopson B. Nance, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004

/s/ Norman W. Gayle III
Norman W. Gayle, III
President and Chief Executive Officer
Vesta Insurance Group, Inc.

/s/ Hopson B. Nance
Hopson B. Nance
Senior Vice President and Chief Financial Officer
Vesta Insurance Group, Inc.